EXHIBIT 99.1

Outbrain Announces Third Quarter 2022 Results

NEW YORK, Nov. 10, 2022 (GLOBE NEWSWIRE) -- Outbrain Inc. (Nasdaq: OB), a leading recommendation platform for the open web, announced today financial results for the quarter ended September 30, 2022.

“We are pleased to announce that we beat the high end of our guidance for the third quarter,” said David Kostman, Outbrain's Co-CEO. “With the continued momentum in exclusive, multi-year premium publisher wins, we are gaining market share and building a tremendous open web supply footprint that will be highly leverageable in supporting our future growth. At the same time, amid a continuing uncertain macroeconomic environment, we remain committed to operational efficiencies and cost reduction efforts to focus on cash flow.”

"In Q3 we officially released Keystone, our new business optimization platform that enables publishers to grow and diversify their revenue streams by leveraging Outbrain’s technology,” added Yaron Galai, Outbrain’s Co-Founder and Co-CEO. “We, along with our design partners, are excited about the higher engagement and business results it has driven.”

Third Quarter 2022 Key Financial Metrics:

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions USD)	2022	2021		% Change	2022	2021		% Change
Revenue	$229.0	$250.8		(9)%	$734.1	$726.0		1%
Gross profit	41.9	60.3		(30)%	144.6	172.8		(16)%
Net loss	(4.6)	(53.9)	*	(91)%	(16.8)	(28.0)	*	(40)%
Net cash (used in) provided by operating activities	(12.1)	36.2		(134)%	(13.3)	61.1		(122)%
Non-GAAP Financial Data**
Ex-TAC gross profit	52.7	68.1		(23)%	175.5	195.4		(10)%
Adjusted EBITDA	1.7	19.9		(92)%	19.2	65.0		(71)%
Adjusted net (loss) income*	(5.5)	6.6		(183)%	(16.5)	33.7		(149)%
Free cash flow	(15.8)	30.7		(152)%	(33.6)	49.8		(168)%

_________________________

* Net loss for 2021 periods includes one-time items of (pretax) (i) $42.0 million of charges related to exchange of senior notes upon IPO and (ii) $16.5 million of incremental stock-based compensation expense, both of which were triggered and recognized in Q3 2021 as a result of the Company’s IPO.

** See non-GAAP reconciliations below

Third Quarter 2022 Highlights:

  Revenue of $229.0 million, a decrease of $21.8 million, or 9%, compared to $250.8 million in the prior year period. Revenue decreased 3% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $14.0 million. The reported decrease was driven by lower revenue of approximately $47.8 million due to net revenue retention of 81% on existing media partners, as we have experienced lower yields mainly due to weaker demand on our platform, primarily as a result of the current macroeconomic conditions and the impact on advertising spend, as well as due to unfavorable foreign currency effects. This decrease was partially offset by approximately $27.6 million, or 11%, of growth from new media partners1.
  Gross profit of $41.9 million, a 30% year-over-year decrease compared to $60.3 million in the prior year period. Gross profit decreased 28% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $1.7 million.
  Ex-TAC gross profit of $52.7 million, a 23% year-over-year decrease compared to $68.1 million in the prior year period. The decrease in Ex-TAC Gross Profit was primarily driven by an unfavorable revenue mix and lower performance from certain deals. Ex-TAC gross profit decreased 20% on a constant currency basis, excluding net unfavorable foreign currency effects of approximately $1.7 million.
  Net loss of $4.6 million, including approximately net one-time benefits of $0.9 million, compared to net loss of $53.9 million, including one-time expenses of $60.5 million, in the prior year period. See non-GAAP reconciliations below.
  Adjusted net loss of $5.5 compared to adjusted net income of $6.6 million in the prior year period.
  Adjusted EBITDA of $1.7 million compared to $19.9 million in the prior year period, primarily reflecting lower Ex-TAC gross profit. Adjusted EBITDA included net favorable foreign currency effects of approximately $1.9 million.
  Cash used in operating activities was $12.1 million in the period; free cash flow was a use of cash of $15.8 million. Cash, cash equivalents and investments in marketable securities were $344.9 million, comprised of cash and cash equivalents of $137.9 million and investments of $207.1 million as of September 30, 2022.

As of October 31, 2022, we have repurchased 5,823,415 shares for a total of $27.8 million to date, including commissions, under our $30 million stock repurchase program, with remaining availability under the program of $2.2 million.

2022 Full Year and Fourth Quarter Guidance

The following forward-looking statements reflect our expectations for 2022.

For the full year ended December 31, 2022, we are increasing guidance to:

  Ex-TAC gross profit of at least $232.5 million
  Adjusted EBITDA of at least $23.2 million

For the fourth quarter ending December 31, 2022, we expect:

  Ex-TAC gross profit of $57 million to $60 million
  Adjusted EBITDA of $4 million to $6 million

The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.

________________________________

1 We calculate media partner net revenue retention at the end of each quarter by starting with revenue generated on media partners’ properties in the same period in the prior year, “Prior Period Retention Revenue.” We then calculate the revenue generated on these same media partners’ properties in the current period, “Current Period Retention Revenue.” Current Period Retention Revenue reflects any expansions within the media partner relationships, such as any additional placements or properties on which we extend our recommendations, as well as contraction or attrition. Our media partner net revenue retention in a quarter equals the Current Period Retention Revenue divided by the Prior Period Retention Revenue. These amounts exclude certain revenue adjustments and revenue recognized on a net basis. New media partners are defined as those relationships in which revenue was not generated in the prior year period, except for limited instances where residual revenue was generated on a media partner’s properties. In such instances, the residual revenue would be excluded from net revenue retention above.

Conference Call and Webcast Information

Outbrain will host an investor conference call this morning, Thursday, November 10th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-844-826-3035 or for international callers, 1-412-317-5195. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10172007. The replay will be available until November 24, 2022. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.

Non-GAAP Financial Measures

In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends and allocate our resources: Ex-TAC gross profit, Adjusted EBITDA, free cash flow, adjusted net (loss) income and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net (loss) income, diluted EPS or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information being presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.

The Company is also providing fourth quarter and full year 2022 guidance on a non-GAAP basis. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.

Ex-TAC Gross Profit

Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.

We present Ex-TAC gross profit, as well as Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information, should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.

Adjusted EBITDA

We define Adjusted EBITDA as net (loss) income before charges related to exchange of senior notes upon IPO; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, charges related to the exchange of senior notes upon IPO, merger and acquisition costs, certain IPO and public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.

Adjusted Net (Loss) Income and Adjusted Diluted EPS

Adjusted net (loss) income is a non-GAAP financial measure, which is defined as net (loss) income excluding items that we do not consider indicative of our core operating performance, including but not limited to, charges related to the exchange of senior notes upon IPO, the cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition, merger and acquisition costs, certain IPO related costs, deferred tax asset valuation allowance release, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net (loss) income, as defined above, is also presented on a per diluted share basis. We present adjusted net (loss) income and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net (loss) income or adjusted diluted EPS should not be considered in isolation or as a substitute for net (loss) income or diluted earnings per share reported in accordance with GAAP.

Free Cash Flow

Free cash flow is defined as cash flow from operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the conflict between Russia and Ukraine, supply chain issues, inflationary pressures, labor market volatility, and the pace of recovery or any resurgences of the COVID-19 pandemic; significant fluctuations in currency exchange rates; any failure of our recommendation engine to accurately predict user engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; the effects of the ongoing and evolving COVID-19 pandemic, including the resulting global economic uncertainty, and measures taken in response to the pandemic; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to grow our business and manage growth effectively; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; the loss of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; our ability to compete effectively against current and future competitors; failures or loss of the hardware, software and infrastructure on which we rely, or security breaches; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; and the risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed for the year ended December 31, 2021, as updated in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, and in subsequent reports we file with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Outbrain

Outbrain (Nasdaq: OB) is a leading recommendation platform for the open web. Our technology enables 10 billion daily recommendations to consumers across more than 7,000 online properties and connects advertisers to these audiences to grow their business. Founded in 2006, Outbrain is headquartered in New York with offices in 17 cities worldwide.

Media Contact

press@outbrain.com

Investor Relations Contact

IR@outbrain.com

(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(Unaudited)
Revenue	$229,017	$250,784	$734,116	$725,961
Cost of revenue:
Traffic acquisition costs	176,347	182,669	558,597	530,606
Other cost of revenue	10,756	7,846	30,955	22,555
Total cost of revenue	187,103	190,515	589,552	553,161
Gross profit	41,914	60,269	144,564	172,800
Operating expenses:
Research and development*	9,911	10,659	30,858	27,561
Sales and marketing*	26,852	26,047	82,369	67,101
General and administrative*	12,224	29,979	41,215	52,619
Total operating expenses*	48,987	66,685	154,442	147,281
(Loss) income from operations	(7,073)	(6,416)	(9,878)	25,519
Other income (expense), net:
Charges related to exchange of senior notes upon IPO	—	(42,049)	—	(42,049)
Interest expense	(1,924)	(1,656)	(5,748)	(2,015)
Interest income and other (expense) income, net	3,199	1,218	(1,710)	(1,978)
Total other income (expense), net	1,275	(42,487)	(7,458)	(46,042)
Loss before (benefit) provision for income taxes	(5,798)	(48,903)	(17,336)	(20,523)
(Benefit) provision for income taxes	(1,174)	5,003	(504)	7,436
Net loss	$(4,624)	$(53,906)	$(16,832)	$(27,959)

Weighted average shares outstanding:
Basic	55,232,611	47,859,056	56,679,302	27,645,471
Diluted	55,232,611	47,859,056	56,679,302	27,645,471

Net loss per common share:
Basic	($0.08)	($1.13)	($0.30)	($1.01)
Diluted	($0.08)	($1.13)	($0.30)	($1.01)

*    The three months and nine months ended September 30, 2021 included approximately $16.5 million of expense triggered by our IPO as it relates to incremental stock-based compensation costs recognized for awards with an IPO performance condition. These amounts are included under operating expenses within research and development ($1.2 million), sales and marketing ($4.2 million) and general and administrative ($11.1 million).

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$137,871	$455,397
Short-term investments in marketable securities	136,263	—
Accounts receivable, net of allowances	165,526	192,814
Prepaid expenses and other current assets	42,551	27,873
Total current assets	482,211	676,084
Non-current assets:
Long-term investments in marketable securities	70,803	—
Property, equipment and capitalized software, net	35,059	28,008
Operating lease right-of-use assets, net	11,927	—
Intangible assets, net	25,976	5,719
Goodwill	63,063	32,881
Deferred tax assets	41,254	32,867
Other assets	22,906	20,331
TOTAL ASSETS	$753,199	$795,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$128,622	$160,790
Accrued compensation and benefits	15,487	23,331
Accrued and other current liabilities	115,695	99,590
Deferred revenue	6,105	4,784
Total current liabilities	265,909	288,495
Non-current liabilities:
Long-term debt	236,000	236,000
Operating lease liabilities, non-current	9,012	—
Other liabilities	17,297	14,620
TOTAL LIABILITIES	$528,218	$539,115

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share — 1,000,000,000 shares authorized; 59,883,784 shares issued and 53,583,382 shares outstanding as of September 30, 2022 and 58,015,075 shares issued and 56,701,394 shares outstanding as of December 31, 2021	$60	$58
Preferred stock, par value of $0.001 per share — 100,000,000 shares authorized, none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	452,558	434,945
Treasury stock, at cost, 6,300,402 shares as of September 30, 2022 and 1,313,681 shares as of December 31, 2021	(42,394)	(16,504)
Accumulated other comprehensive loss	(11,161)	(4,474)
Accumulated deficit	(174,082)	(157,250)
TOTAL STOCKHOLDERS’ EQUITY	$224,981	$256,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$753,199	$795,890

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,624)	$(53,906)	$(16,832)	$(27,959)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Charges related to exchange of senior notes upon IPO	—	42,049	—	42,049
Depreciation and amortization of property and equipment	2,901	1,783	8,061	5,068
Amortization of capitalized software development costs	2,350	2,149	7,061	6,241
Amortization of intangible assets	1,541	869	4,694	2,687
Stock-based compensation	2,705	18,448	8,795	21,396
Non-cash operating lease expense	1,091	—	3,224	—
Provision for credit losses	1,231	805	2,209	2,190
Deferred income taxes	(4,368)	(316)	(8,363)	(918)
Other	(2,191)	(1,213)	1,339	2,002
Changes in operating assets and liabilities:
Accounts receivable	8,270	4,454	16,793	602
Prepaid expenses and other current assets	(4,356)	(5,821)	(8,954)	(10,386)
Other assets	(204)	274	1,890	(191)
Accounts payable and accrued and other current liabilities	(16,294)	26,337	(32,417)	17,516
Operating lease liabilities	(1,106)	—	(3,042)	—
Deferred revenue	1,000	38	1,904	31
Other	(83)	266	371	749
Net cash (used in) provided by operating activities	(12,137)	36,216	(13,267)	61,077

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	(10,627)	—	(45,151)	—
Purchases of property and equipment	(496)	(3,209)	(10,851)	(3,885)
Capitalized software development costs	(3,160)	(2,345)	(9,493)	(7,434)
Purchases of marketable securities	(209,004)	—	(209,004)	—
Other	14	(10)	(83)	(41)
Net cash used in investing activities	(223,273)	(5,564)	(274,582)	(11,360)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from IPO issuance of common stock, net of underwriting costs	—	148,800	—	148,800
Payment of initial public offering transaction costs	—	(3,695)	—	(3,695)
Proceeds from issuance of debt	—	200,000	—	200,000
Payment of deferred financing costs	—	(5,573)	—	(6,067)
Proceeds from exercises of stock options and warrants	191	3,202	3,944	4,993
Treasury stock repurchases and share withholding on vested awards	(16,318)	(417)	(25,890)	(666)
Principal payments on finance lease obligations	(711)	(1,049)	(2,582)	(3,322)
Net cash (used in) provided by financing activities	(16,838)	341,268	(24,528)	340,043
Effect of exchange rate changes	(1,300)	(817)	(5,175)	(978)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(253,548)	$371,103	$(317,552)	$388,782
Cash, cash equivalents and restricted cash — Beginning	391,588	111,746	455,592	94,067
Cash, cash equivalents and restricted cash — Ending	138,040	482,849	138,040	482,849

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)

The following table presents the reconciliation of Gross profit to Ex-TAC Gross Profit, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$229,017	$250,784	$734,116	$725,961
Traffic acquisition costs	(176,347)	(182,669)	(558,597)	(530,606)
Other cost of revenue	(10,756)	(7,846)	(30,955)	(22,555)
Gross profit	41,914	60,269	144,564	172,800
Other cost of revenue	10,756	7,846	30,955	22,555
Ex-TAC Gross Profit	$52,670	$68,115	$175,519	$195,355

The following table presents the reconciliation of net loss to Adjusted EBITDA, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(4,624)	$(53,906)	$(16,832)	$(27,959)
Charges related to exchange of senior notes upon IPO	—	42,049	—	42,049
Interest expense	1,924	1,656	5,748	2,015
Interest income and other income (expense), net	(3,199)	(1,218)	1,710	1,978
Provision for income taxes	(1,174)	5,003	(504)	7,436
Depreciation and amortization	6,792	4,801	19,816	13,996
Stock-based compensation (1)	2,705	18,448	8,795	21,396
Regulatory matter costs, net of recoveries	(1,938)	2,663	(2,199)	3,810
Merger and acquisition, public company implementation costs (2)	618	361	2,042	300
Severance costs	582	—	582	—
Adjusted EBITDA	$1,686	$19,857	$19,158	$65,021
Adjusted EBITDA as % of Ex-TAC Gross Profit	3.2%	29.2%	10.9%	33.3%

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(1)   Reflects the $16.5 million one-time cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition.
(2)   Primarily includes costs related to our initial public offering, public company implementation costs and costs related to our acquisition of vi in January 2022.

OUTBRAIN INC.
Non-GAAP Reconciliations (Continued)
(In thousands)

The following table presents the reconciliation of net loss to adjusted net (loss) income, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(4,624)	$(53,906)	$(16,832)	$(27,959)
Adjustments:
Charges related to exchange of senior notes upon IPO	—	42,049	—	42,049
Stock-based compensation (1)	—	16,468	—	16,468
Regulatory matter costs, net of recoveries	(1,938)	2,663	(2,199)	3,810
Merger and acquisition, public company implementation costs (2)	618	361	2,042	300
Severance costs	582	—	582	—
Total adjustments, before tax	(738)	61,541	425	62,627
Income tax effect	(135)	(1,014)	(48)	(1,010)
Total adjustments, after tax	(873)	60,527	377	61,617
Adjusted net (loss) income	$(5,497)	$6,621	$(16,455)	$33,658

_______________________________________________

(1)   Reflects the one-time cumulative incremental stock-based compensation expense impact for awards with an IPO performance condition.
(2)   Primarily includes costs related to our initial public offering, public company implementation costs and costs related to our acquisition of vi in January 2022.

The following table presents the reconciliation of reported to adjusted loss per share for the three months and nine months ended September 30, 2022.

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Weighted average shares used to compute diluted net loss per common share (reported and adjusted)	55,232,611	56,679,302

Diluted net loss per common share - reported	$(0.08)	$(0.30)
Adjustments, after tax	(0.02)	0.01
Diluted net loss per common share - adjusted	$(0.10)	$(0.29)

The Company did not report adjusted EPS for periods prior to the fourth quarter of 2021.

The following table presents the reconciliation of net cash (used in) provided by operating activities to free cash flow, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$(12,137)	$36,216	$(13,267)	$61,077
Purchases of property and equipment	(496)	(3,209)	(10,851)	(3,885)
Capitalized software development costs	(3,160)	(2,345)	(9,493)	(7,434)
Free cash flow	$(15,793)	$30,662	$(33,611)	$49,758